SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

DATE OF REPORT: October 11, 2005
(Date of earliest event reported)

______________________________

Electric Aquagenics Unlimited, Inc.
(Exact name of registrant as specified in its charter)

UTAH	333-86830	87-0654478
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification Number)

1464 West 40 South, Suite 200
Lindon, Utah	84042
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (801) 443-1031

 N/A
(Former Name or Former Address, if Changed Since Last Report)

Item 8.01 Other Events.

On October 11, 2005, Robert L. Rowley resigned from the board of directors because other commitments prevented him from devoting the time and energy necessary to be an effective member of the board. Mr. Rowley was elected to the board at the Company’s annual meeting of stockholders on September 30, 2005. His resignation was not caused by, or the result of, any disagreement with the Company on any matter related to the Company’s operations, policies or practices. Mr. Rowley has agreed to act as an informal advisor to the Company as his schedule allows and as the Company may request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

ELECTRIC AQUAGENICS UNLIMTED, INC.

Date: October 12, 2005	By:	/s/ Gaylord M. Karren
Name: Gaylord M. Karren
Title: Chief Executive Officer